Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 12, 2009, relating to the consolidated financial statements of Sunset Suits Holdings, Inc. for the years ended December 31, 2008 and 2007, and to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ BDO Sp. z o.o.
BDO  Sp. z o.o.
ul. Postępu 12, 02-765 Warsaw, Poland Registration No. 3355

Poznan, Poland
January 12, 2010